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                                                                    Exhibit 23.3

            Consent of the Barbecue Industry Association of America

     The Barbecue Industry Association of America hereby consents to all references made to it and to all facts and figures in the 1997 Barbecue Lifestyle Usage and Amendment No. 1 Attitude Study performed on behalf of the Barbecue Industry Association in this Amendment No. 1 to the Registration Statement on Form S-1 of Blue Rhino Corporation, as filed with the Securities and Exchange Commission on January 15, 1999.

Barbecue Industry Association of America


By: /s/ Bill G. Neal
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Name: Bill G. Neal
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Title: Chairman
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Barbecue Industry Association of America
Greeneville, Tennessee
January 14, 1999